Form 4
Exhibit 99.1 Schedule A
Reporting Person Everest Hill Group Inc.
CIK 0001449359
Issuer AdaptHealth Corp. AHCO
Transactions 14 September 2022 through 23 September 2022

Securities are all Common Stock.
Transaction Dates are all as indicated below.
Code for all transactions is S.
Disposition categorization for all transactions is D.
Prices for all transaction are as indicated below.
Beneficial ownership following each transaction is as indicated below. All shares are indirectly owned by Reporting Person (See Form 4 Remarks).

Date
Shares
Price
Ownership Post Transaction
09/14/2022
200,000
$20.000
15,296,478
09/15/2022
199,000
$20.001
15,097,478
09/15/2022
574
$20.0025
15,096,904
09/15/2022
26
$20.005
15,096,878
09/15/2022
400
$20.010
15,096,478
09/16/2022
79,583
$20.020
15,016,895
09/16/2022
3,700
$20.025
15,013,195
09/16/2022
400
$20.030
15,012,795
09/16/2022
1,237
$20.040
15,011,558
09/16/2022
7,651
$20.060
15,003,907
09/16/2022
1,931
$20.200
15,001,976
09/16/2022
810
$20.205
15,001,166
09/16/2022
2,388
$20.210
14,998,778
09/16/2022
500
$20.215
14,998.278
09/16/2022
1,800
$20.220
14,996,478
09/16/2022
90,747
$20.225
14,905,731
09/16/2022
2,300
$20.230
14,903,431
09/16/2022
3,321
$20.250
14,900,110
09/16/2022
200
$21.500
14,899,910
09/16/2022
1,321
$21.505
14,898,589
09/16/2022
1,560
$21.510
14,897,029
09/16/2022
500
$21.515
14,896,529
09/16/2022
51
$21.520
14,896,478
09/19/2022
75,651
$21.530
14,820,827
09/19/2022
1,930
$21.540
14,818,897
09/19/2022
6,835
$21.545
14,812,062
09/19/2022
976
$21.550
14,811,086
09/19/2022
2,135
$21.560
14,808,951
09/19/2022
4,410
$20.000
14,804,541
09/19/2022
6,004
$20.001
14,798,537
09/19/2022
190
$20.0025
14,798,347
09/19/2022
170
$20.005
14,798,177
09/19/2022
1,699
$20.010
14,796,478
09/23/2022
100,000
$19.10
14,596,478
09/23/2022
100,000
$19.25
14,496,478